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Option Agreement

Allen, MacEachern, Puskas/Hornby Bay

July 23, 1997

Page

THIS PURCHASE AGREEMENT is made on the November 26th, 2012.

BETWEEN:

CENTOR, INC, a company registered in the year of 2011, under the laws of Nevada, United States of America.  Office is located at 4667A Dundas Street West, Etobicoke, Ontario, Canada, M0A 1A4.  The Company is represented by its President, Mr. Michael Gismondi.

(Hereinafter referred to as the "CNT")

AND:

BULLNET GOLD RESOURCES LIMITED, a company registered on _____________ under the laws of Ghana; Company #________.  Office is located at _____________________________, Accra, Ghana.  The Company is represented by its Managing Director, Mr. Kenneth Bulley.

(Hereinafter referred to as the "BGR")

This Purchase Agreement (“agreement”) constitutes the terms whereby CNT is hereby granted the exclusive option by BGR to acquire 100% interest in the NOBEWAM CONCESSION. Prospecting License (PL6/92, LVD8818/10)

WITNESSED THAT

A.

 WHEREAS BGR is the 100% registered legal and beneficial owner of the property grant;

B.

AND WHEREAS CNT wishes to acquire 100% interest in the property License subject to BGR receiving a total Purchase Price of $750,000.00

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.

   DEFINITIONS AND INTERPRETATION

1.1

In this Agreement, (including the recitals and any schedules hereto), the following words and expressions shall, unless the context otherwise requires, have the following meanings:

a.

“Agreement” means this agreement and the schedules attached hereto as the same may be amended or replaced from time to time;

b.

“Expenditures” means monies expended in carrying out mining work.

c.

“Mining Work” means every kind of work done on or in respect of the Property and, without limiting the generality of the foregoing, includes prospecting, exploring, geological, geophysical and geochemical surveying, mapping, sampling, examining, drilling, developing, dewatering, shaft sinking, raising, crosscutting and drifting assaying, testing, constructing, mining and developing mining lands.

d.

“Property” means the physical mineral property included in the Property Grant, which property is more particularly described in Schedule “A”;

e.

“Property Grant” means the Prospecting license attached as Schedule “A” to this agreement and any form of renewal, successor or substitute titles such as Prospecting Licenses and Mining Leases that may in future be issued by the Government of Ghana in substitution or in addition to the property Grant together with any other surface rights, personal property and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto.

f.

“Term” means the duration of the Agreement herein granted and starts on the date hereof and continues until the Total Purchase amount has been paid, unless this Agreement is earlier terminated in accordance with Section 6 or extended on account of Force Majeure as described in Section 10.

0.1

The titles to the respective Sections hereof shall not be deemed to be part of this Agreement but shall be regarded as having been used for convenience only.

0.2

Words used herein importing the singular number shall include the plural, and vice-versa, and words the masculine gender shall include the feminine gender and neuter genders vice-versa, and words importing persons shall include firms, partnerships and corporations.

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REPRESENTATIONS AND WARRANTIES BY SELLER & PURCHASER

1.1

Each of CNT and BGR represents and warrants in favour of the other that:

(a)

That each is a company duly incorporated, validly subsisting and in good standing; BRG under the laws of Ghana and CNT under the laws of the United States of America.

(b)

It has all requisite capacity, power and authority to carry on its business and to enter into this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c)

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It has duly obtained all requisite corporate authorisations for the execution, delivery and performance by it of this agreement and this Agreement constituted a legal, valid and binding agreement enforceable against it in accordance with its terms.

2.2         BGR represents and covenants to CNT that:

(a)

There are no outstanding, or to the best of its information, knowledge and belief, proposed, threatened or contemplated legal actions or suits in respect of BGR or any of its assets or operations;

(b)

To the best of its knowledge, there are no environmental obligations associated with the property, except the conditions attached to the environmental permit issued on relating to the property

(c)

BGR owns 100% of the property grant subject to an underlying 10% interest held by the government of Ghana and accordingly BGR has the exclusive right to explore for minerals on the Property;

(d)

Property grant was validly issued and acquired by BGR and is valid and in good standing as at the date hereof;

(e)

The Property and Property grant are free and clear of any and all liens, charges and encumbrances and is not subject to any fight, claim or interest of any other person other than as set forth in Schedule “A” and the laws of the Republic of Ghana;

(f)

Subject to seeking and obtaining any required consents from the Government of Ghana to the disposition contemplated hereby, BGR has the exclusive right and authority to enter into this Agreement and to dispose of an interest in the Property Grant, in accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same.

(g)

BGR will keep its corporate existence in good standing will commit an act of insolvency and will keep the Property Grant in trust for CNT throughout the Term and will assist CNT with any necessary registrations of the Agreement or the rights obtained by CNT  hereunder.

1.1

CNT represents and warrants to BGR that:

(a)

during the Term it shall use reasonable efforts to keep the Property Grant in good standing by doing all customary acts and things and making all required governmental and other like payments which may be necessary in that regard after the signing of the Agreement and as long as this Agreement is in effect. BGR shall advise Project of such necessary actions in reasonably in advance;

(b)

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Option Agreement

Allen, MacEachern, Puskas/Hornby Bay

July 23, 1997

Page

it shall keep the Property free and clear of  all liens and circumstances arising from its operations hereunder (except liens contested in good faith by Project) and save BGR harmless from any all costs, loss or damage sustained or incurred caused by Project directly or indirectly as a result of its operations on the Property;

(c)

it shall upon reasonable notice, permit BGR, or its representatives, access to the Property at all times, at their own risk and expense, and to all records prepared by CNT  in connection with work done on or with respect to the Property in order to verify compliance with this Agreement;

(d)

it shall maintain true and correct books, accounts and records of operations hereunder.

2.4

Each party hereto acknowledge and agrees that the other party is entering into this Agreement relying on the representations and warranties made to it herein and the correctness of each such representation and warranty as of the date hereof is a condition upon which each party is entering into this Agreement, each of which conditions may be waived in whole or in part solely by the party in whose favour the representation and warranty is made and all such representations and warranties shall survive the execution, delivery and termination of this Agreement. Each party agrees to indemnify and hold harmless the other from any loss, damage, cause, cost (including, without limitation, costs on a solicitor and client basis), action or suit arising out of or in connection with any breach of any representation or warranty contained herein.

3.

INTERIM RIGHTS AND OBLIGATIONS OF CENTOR, INC

3.1

During the Term, CNT and its employees and agents and any person duly authorised by CNT shall have the sole and exclusive rights, subject to the provisions of this Agreement to:

(a)

Have exclusive possession of the Property and enter upon the Property

(b)

Act as operator of the Property and conduct Mining Work in its sole discretion;

(c)

Determine  a designated work program (using the work of BGR as a guide if CNT desires) for the Property and carry out this work program with personnel chosen by Project;

(d)

 To consent to, and be involved with any communication received by BGR from or to be made to any governmental authority in connection with the Property Grant or otherwise in connection with operations on the Property even though BGR may continue to hold the Property right during such period as trustee for the parties under this Agreement;

(e)

Conduct alluvial mining if conditions are appropriate for profitable production.  Whereupon when production commences, BGR shall be entitled to 20 % of the gross production, of which the total commensurate value in USD shall be applied as a Credit to the outstanding balance of the total Purchase price.  These Credits shall be applied first to the final payment (January 31st, 2015) as detailed in Section 4 (a).  If these Credits shall satisfy the amount of the ‘final” or forth payment as referenced in Para 4.1 (a) iiii, than any additional Credits shall be applied to the third instalment referenced below in Para 4.1 (a) iii.

(f)

Bring and erect upon the Property such facilities and equipment as Project may consider advisable and allowed under the Property Grant; and

(g)

Remove from the Property and dispose of reasonable quantities of any mineral products derived there from, for the purpose of obtaining assays or making other tests.

3.2

CNT shall pay all operating costs related to the Property and other fees or charges required in order to maintain the Property Grant in good standing during the Term of the Working Option after the signing of this Agreement. Any such fees and charges shall be included in Expenditures and maximum extent.

4.

PURCHASE PAYMENT SCHEDULE

4.1

In order to maintain and complete the Purchase Agreement in good standing and to earn the interest in the Property and the Property Grant hereinafter provided for, CNT shall complete the following:

(a)

     Pay to BGR the following amounts:

i.

 USD $50,000 on or before December 8th, 2012.

ii.

 USD $50,000 on or before February 15th, 2013.

iii.

 USD $250,000 on or before 1nd Anniversary (January 31st, 2014)

iv.

 USD $400,000 (less any “Credits” as referred to in Sec 3.1 e) on or before the 2rd Anniversary (January 31st, 2015

5.

ACQUISITION OF INTEREST AND ROYALTY INTEREST

5.1     Upon CNT completing the schedule of cash set out in Section 4, CNT shall be deemed to have earned 100% of BGR’s interest in and to the Property.   BGR will make every effort to assist CNT in the official transfer of the License

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Option Agreement

Allen, MacEachern, Puskas/Hornby Bay

July 23, 1997

Page

6.

TERMINATION PRIOR TO ACQUISITION OF INTEREST

5.1

   Notwithstanding anything in this Agreement to the contrary, if CNT should be in default in performing any requirement herein set forth, BGR shall give written notice to CNT, specifying the default and CNT shall not lose any rights granted under this Agreement, unless, within 30 days after the giving of a notice of default by BGR, CNT fails to take reasonable steps to cure the default by the appropriate payment or performance, (CNT hereby agreeing that should it so commence to cure any defect it will prosecute the same to completion without undue delay); and if CNT fails to take reasonable steps to cure any such default , BGR shall be entitles thereafter to terminate this Agreement and the provisions of Section 6.3 shall then be applicable, and to seek any remedy BGR may have on account of such default.

5.2

  CNT shall have the right to terminate this Agreement at any time after 30 days by giving written notice of such termination to BGR and upon the effective date of such termination this Agreement shall be of no further force and effect that CNT shall be required to satisfy any requirements which have accrued under the provisions of this Agreement which have not been satisfied and satisfy the provisions of Sections 6.3

5.3

  If this Agreement is terminated under Section 6.1 or 6.2, Project shall:

a.

Deliver to BGR as soon as possible after receipt of written request from BGR copies of all reports, maps, drill logs, assay results and any other relevant technical data completed by CNT which have not been previously delivered to BGR;

b.

Remove from the Property within three (3) months of the effective date of termination all mining and exploration equipment and facilities erected, installed or brought upon the Property by or the instance of CNT, and any mining equipment and facilities remaining on the Property after the expiration of the six month period shall without compensation shall become the property of BGR.

c.

Perform all reclamation and restoration of the property required by applicable laws and regulations as a result of CNT’s activities or operations on the Property, and this obligation shall survive termination of this Agreement to the extent that any such reclamation and resolution obligations have not been completed on the date of termination;

d.

Release the Property and Property Grant to BGR in good standing free and clear of all liens and encumbrances.

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OPTION ONLY

6.1

Except for the USD $750,000.00 total cash payment which obligations CNT hereby agrees is firm, nothing herein contained shall be construed as obligating CNT to do any acts or make any payments hereunder and any act or acts, or payments as shall be made hereunder shall not be construed as obligating CNT to do any further act or make any further payment except as may be specifically provided for otherwise.  If this Agreement is terminated, CNT shall not be bound thereafter in debt, damages or otherwise under this Agreement save and except as provided for in Section 6.3 and with respect to obligations arising from and prior to termination, and all payments made and Expenditures and commitments carried out theretofore by CNT shall be retained by BGR in consideration for entering into this Agreement and for the rights conferred on CNT thereby.

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NOTICES

7.1

 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if hand delivered or sent by prepaid telegram or by fax or by email as follows:

a.

In the case of BGR:

BULLNET GOLD RESOURCES LIMITED

C/O Mr. Kenneth Bulley

____________________________________________

Ghana

Tel:

Email:

b.

And in the case of CNT addressed as follows:

CENTOR, INC

Mr. Michael Gismondi 4667A Dundas Street WestEtobicoke, Ontario, M9A 1A4 Canada

And any notice given as aforesaid shall be deemed to have given, if delivered, when delivered, if faxed, when received, or if mailed, or telegraphed, n the third business day after the date of mailing or telegraphing thereof. Either party may from time to time by notice in writing change its address for the purposes of this section

9.     PAYMENTS

9.1   Any cash Payments to BGR which CNT may make under the terms of this Agreement shall be either USD or in Ghana Cedis equivalent to the amount of U.S. funds referred to in this Purchase Agreement.

9.2   For the purposes of speed, efficiency and accounting, CNT in its sole discretion may route payments through the bank account of its Ghana development partner; GT Mining, Ltd.  All payments shall be deemed to have been well and sufficiently made in timely manner if deposited/wired/transferred to BGR’s bank account.

10.

FOPRCE MAJEURE

10.1

All obligations of CNT and BGR may be suspended under this Agreement if one of the parties is prevented from complying with any of its obligations under any of this Agreement by actions of environmental pressure groups, strikes, lockouts, labour slowdowns, labour disturbances, illegal confinement, general shutdown of financial institutions, acts of God, wars, revolutions, unplanned explosion, fires, epidemics, earthquakes, volcanic eruptions, unavoidable accidents, uncontrollable delays in transportation, unusually severe weather, local, state or federal laws, rules, regulations or orders, orders or requirements of courts or government authorities, inability to obtain operating or other permits or licenses required by government authorities or any other such occurrences beyond the reasonable control of CNT or BGR (herein referred to as “Force Majeure”). Under any such conditions, the affected party shall have the right to declare the existence of a condition Force Majeure during which time the affected party shall make all practical and timely efforts to resolve the Force Majeure condition. The time for the parties to comply with their obligations under this Agreement shall be extended for a period equal to the Force Majeure period.

11.

FURTHER ASSURANCES

11.1

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

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Option Agreement

Allen, MacEachern, Puskas/Hornby Bay

July 23, 1997

Page

12.

SUCCESSORS AND ASSIGNS

12.1

This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. No party may assign its obligations hereunder without the consent of the party, such consent not to be unreasonable withheld.

13.

SEVERABILITY

If anyone or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or imparted thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or imparted thereby.

14.

PUBLIC DISCLOSURE AND CONFIDENTIALITY

13.1

   BGR acknowledges that CNT at its sole discretion may disclose to the public from time-to-time, details of its testing and mining development of the Property.

13.2

   BGR shall keep confidential and shall not make or cause to be made, any public disclosure of the details of this Agreement or any of the technical information from Mining Work on the Property except as mandated under Ghanaian laws and regulations. However any information CNT issues as a news release, posts on its website or otherwise publicly discloses shall then be considered to be in the public domain and not subject to this Section

13.3

   It is acknowledge by both parties that the Government of Ghana requires exploration and mining results from concessions such as the Property to be reported quarterly and in detail annually, and under the terms of the Property Grant this information is kept confidential by government authorities for a period of 12 months.

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ARBITRATION

14.1

   If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof, the same shall be determined by the award of three arbitrators to be named as follows:

14.1.1

 The party or parties sharing one side of the dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

14.1.2

  The party or parties sharing the other side of the dispute shall, within fourteen (14) days of receipt of the notice, name an arbitrator; and

14.1.3

  The two arbitrators so named shall, within fifteen (15) days of the naming of the latter of them, select a third arbitrator.

The decision of the majority of these arbitrators shall be made within thirty (30) days after the selection of the latter of them. The expense of the arbitration shall be borne equally by the parties to the dispute. If the parties on either side of the dispute fail to name their arbitrator within the time limit or to proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the laws of the Republic of Ghana, and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

ASSIGNMENT

  16.1

This Agreement shall be governed by and interpreted in accordance with the laws of the Republic of Ghana.  The parties acknowledge that CNT has the right to assign its position in this contract to another suitable buyer, if only this Purchase Agreement is in good standing.  The Property Grant is governed by the laws of the Republic of Ghana and certain provisions of the Property Grant are governed by Ghanaian law.

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SIGNATURES

13.1

Signatures sent by fax or emailed scans of this letter of Agreement shall be legally binding

IN WITNESS WHEREOF the parties hereto have hereunder executed these presents as of the day and year first above written.

PURCHASER: CENTOR, INC

Per:/s/ Michael Gismondi_ Michael Gismondi President of Centor, Inc.	______________________________ Witness
SELLER: BULLNET GOLD RESOURCES LIMITED Per:/s/ Kenneth Bulley _ Authorized Signature Mr. Kenneth Bulley Title: MANAGING DIRECTOR	Witness

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